Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Millennial Media, Inc. of our report dated September 22, 2014 relating to the financial statements of Nexage, Inc., which appears in Amendment No. 1 to the Current Report on Form 8-K of Millennial Media, Inc. dated December 2, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA
December 15, 2014